Exhibit 99.1

Ozop Surgical Corp. Announces Plans to Acquire Established Distribution Company

OZOP Gains foothold into China market for its products

WEST PALM BEACH, Fla., September 28, 2018 – Ozop Surgical Corp. (OTC:OZSC) (“OZOP” or the “Company”) announced it amended and restated its agreement to acquire 100% of the equity of Yijingtong (Beijing) Technology Development Ltd. (“Yijingtong”), a Chinese distributor of minimally invasive surgical (MIS) products to the orthopedic and neurosurgical markets. Yijingtong has achieved solid operational performance for over a decade. Yijingtong will serve as the Company’s primary trading and distribution platform in China, promoting the Company’s existing and new products and other complimentary products it plans to distribute.

The planned acquisition was previously announced on July 25, 2018. Pursuant to the amended and restated equity purchase agreement, the purchase price will be RMB 1,000,000 (approximately US$147,815) payable in cash within 5 days of closing, in addition to inventory the amount of which, payment and delivery terms will be negotiated by the parties separately. The closing will occur no later than 10 days following the delivery by Yijingtong of its U.S. GAAP compliant financial statements and footnote disclosure for the fiscal years ended December 31, 2016 and 2017 and for the period ended as of the most recently completed fiscal quarter prior to the date of delivery of the financial statements (the “Pre-Audit Financial Statements”).

Michael Chermak, OZOP’s Chief Executive Officer, commented on the acquisition, “this is an exciting development. We have a long working history and familiarity with this company and the management team. Yijingtong possesses CFDA business licenses, for class 1, 2 and 3 products, which allows it to sell virtually any medical device in China including orthopedic implants. Yijingtong will provide us a proven, established platform with local Chinese infrastructure and know-how which we expect to greatly speed up the introduction and sale of our products facilitating our access to the China market following closing, where the penetration of MIS in spine surgery is far greater than the US. Furthermore, Yijingtong has built long term relationships with key opinion leaders in our field throughout China which we intend to fully leverage. This transaction will be both accretive and a vertical integration.”

About Ozop Surgical Corp.

Ozop Surgical, Corp. (www.ozopsurgical.com) invents, designs, develops, manufactures and globally distributes innovative endoscopic instruments, surgical implants, instrumentation, devices and related technologies, focused on spine, neurological and pain management procedures and specialties. Our focus is on economically disrupting the market with clinically equivalent or superior existing and new products resulting in immediate and significant savings for providers, payors and consumers. For more information please visit www.ozopsurgical.com.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to our marketing efforts, future business or financial results) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated eve

Contact:

Ted Haberfield

President

MZ Group - MZ North America

(760) 755-2716

thaberfield@mzgroup.us

www.mzgroup.us